UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 9, 2010

Date of Earliest Event Reported: August 3, 2010

Toyzap.com, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-53997	20-8592825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 758-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Toyzap.com, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 3.02.	Unregistered Sales of Equity Securities

On August 5, 2010, the Company completed a private placement of 10,450 shares of its Series A Convertible Preferred Stock (the “Series A Preferred”) at a price of $100 per share, for aggregate gross proceeds to the Company of $1,045,000, resulting in net proceeds to the Company of approximately $998,000. The shares were sold solely to accredited investors. The Company expects to use the net proceeds of this offering for general working capital and to fund acquisitions.

Terms of the Series A Preferred

Voting. The holders of shares of Series A Preferred have full voting rights and powers, and, except as may be otherwise provided by law, vote together with all other classes and series of the Company’s stock as a single class on all actions to be taken by the stockholders of the Company. Each holder of shares of Series A Preferred is entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series A Preferred held by such holder could be converted on the record date for the vote which is being taken.

Dividend Rights. The Company is prohibited from declaring, paying or setting aside any dividends on shares of any class or series of its capital (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Series A Preferred then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred in an amount equal to the dividend per share that such holders would have received had they converted their shares of Series A Preferred into shares of Common Stock immediately prior to the record date for the declaration of the Common Stock dividend.

Liquidation Rights. Upon any liquidation, dissolution or winding up of the Company, or any sale, merger, consolidation, reorganization or other transaction which results in a change of control, the holders of Series A Preferred have the right to receive $100.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Preference Amount”), prior to and in preference over any liquidation payment on the Common Stock or any other class of preferred stock. After payment has been made to the holders of Series A Preferred of the full Preference Amount to which such holders shall be entitled, the remaining net assets of the Company available for distribution, if any, shall be distributed pro rata among the holders of Common Stock.

Mandatory Conversion. Effective as of May 27, 2011, each outstanding share of Series A Preferred will convert automatically into one share of the Company’s Common Stock (subject to adjustment) without any further action by the holders of such shares. Notwithstanding the foregoing, if upon such date the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, then such automatic conversion shall be delayed until the Company is so subject to such requirements.

The foregoing description of the Series A Preferred is qualified in its entirety by reference to the full description of the Series A Preferred set forth in (i) the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 7, 2010, and (ii) the Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed as Exhibit 3.1 to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Arrangement with Placement Agent

Colorado Financial Service Corporation (“CFSC”) acted as the Company’s placement agent with respect to a portion of this offering. As compensation for acting as such, CFSC received total cash fees (including a non-accountable expense reimbursement) of $46,900 and five-year warrants (“Warrants”) to purchase a total of up to 32,501 shares of the Company’s common stock at an exercise price of $1.00 per share.

Laird Q. Cagan, a director and significant shareholder of the Company, acted as a registered representative of CFSC with respect to this offering and was allocated a portion of the compensation received by CFSC.

A total of 3,150 shares were acquired in the offering by members of the immediate family (as defined by the rules promulgated under the Securities Exchange Act of 1934) of Harold Montgomery, trusts for the benefit of certain members of the immediate family of Mr. Montgomery or for which Mr. Montgomery serves as trustee, and a limited partnership to which Mr. Montgomery is a limited partner. Mr. Montgomery is a significant shareholder of the Company, as well as its Chief Executive Officer and a member of its Board of Directors.

The Company’s issuance of the shares of Series A Preferred and Warrants and the Common Stock issuable upon conversion or exercise thereof was exempt from registration under the Securities Act of 1933 pursuant to exemptions from registration provided by Rule 506 of Regulation D and Sections 4(2) of the Securities Act of 1933, insofar as such securities were issued only to “accredited investors” within the meaning of Rule 501 of Regulation D. The recipients of these securities took such securities for investment purposes without a view to distribution. Furthermore, they each had access to information concerning the Company and its business prospects; there was no general solicitation or advertising for the purchase of the securities; and the securities are restricted pursuant to Rule 144.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of August 3, 2010, and in contemplation of the offering described above in Item 3.02, the Company amended its Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Amendment”) to clarify that the Company’s 2-for-1 stock dividend that was effective as of June 1, 2010 would result in a corresponding change in the conversion rate of the Series A Preferred. The foregoing description of the Amendment is qualified in its entirety by reference to the full text thereof which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment to Certificate of Designation of Preferences, Rights, and Limitations of Series A Convertible Preferred Stock of Toyzap.com, Inc.

4.1	Form of Placement Agent Warrant

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOYZAP.COM, INC.

Date: August 9, 2010	By:	/S/ HAROLD MONTGOMERY
Harold Montgomery
Chief Executive Officer